EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Rio Tinto plc's Registration Statement Nos. 33-46865, 333-7328 and 333-08270 on Form S-8 of our report dated June 28, 2006, relating to the financial statements of the Rio Tinto America Inc. Savings Plan as of December 31, 2005 and 2004 and for the year ended December 31, 2005, which appears in this Form 11-K.


/s/ Tanner LC

Salt Lake City, Utah
June 28, 2006




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